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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 7, 1996 on the Provider Segment of Magellan Health Services, Inc., which appears in the Registration Statement on Form S-1 relating to the Common Stock of Crescent Operating, Inc. (No. 333-25223), and to all references to our firm included in this Registration Statement.

                                            /s/  ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 11, 1997